UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 29, 2015

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 West Wackerly Street Midland, Michigan	48640-4701
(Address of principal executive offices)	(Zip Code)

989-315-7830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 28, 2014, Cirque Energy, Inc. (the “Company”) filed an amendment to its articles of incorporation designating 100,000 shares of Class B Convertible Preferred Shares (the “Class B Shares”). Each Class B Share is convertible into 690 shares of Common Stock and votes on an as-converted basis with the holders of the Common Stock, with the exception that each Class B Share carries five votes of Common Stock per share.

On June 29, 2015, the Board of Directors of the Company adopted a resolution to issue 4,220 Class B Shares to Roger W. Silverthorn (the Company’s President and Chief Executive Officer), 4,220 Class B Shares to Richard L. Fosgitt (the Company’s Executive Vice President), and 13,508 Class B Shares to Frank A. O’Donnell (a former member of the Company’s Board of Directors) in consideration for accrued, but previously unpaid compensation.

The Class B Shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: June 29, 2015	By:	/s/ David Morgan
David Morgan,
Chief Financial Officer